POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Susan Thomson and Reuel Swanson and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-2 and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as full as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following person in the capacities and on the dates indicated.

                Signature                                   Title
Date

/S/ C. Paul Sandifur, Jr.
________________________       President, Chief Executive
C.   Paul  Sandifur,  Jr.           Officer,  Chairman  of  the  Board
January 10, 1997

/S/ Bruce J. Blohowiak
________________________       Executive Vice President, Chief
Bruce    J.    Blohowiak               Operating   Officer,   Director
January 10, 1997

/S/ Steven Crooks
________________________       Vice President
Steven Crooks                (Principal Financial Officer)
January 10, 1997

/S/ Reuel Swanson
________________________            Secretary       and       Director
January 10, 1997
Reuel Swanson

/S/ Irv Marcus
________________________      Director
January 10, 1997
Irv Marcus

/S/ Charles H. Stolz
________________________      Director
January 10, 1997
Charles H. Stolz